UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 25, 2018

SUTHERLAND ASSET MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35808	90-0729143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas
7th Floor
New York, NY 10036

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(212) 257-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

6.50% Senior Notes due 2021

On April 27, 2018, Sutherland Asset Management Corporation (the “Company”) completed the public offer and sale of $50,000,000 aggregate principal amount of its 6.50% Senior Notes due 2021 (the “Notes”). The net proceeds from the sale of the Notes are approximately $48,042,000, after deducting underwriters’ discounts and commissions and estimated offering expenses. The Company will contribute the net proceeds to Sutherland Partners, L.P. (the “Operating Partnership”), its operating partnership subsidiary, in exchange for the issuance by the Operating Partnership of a senior unsecured note with terms that are substantially equivalent to the terms of the Notes.  The Operating Partnership intends to use the net proceeds to originate or acquire the Company’s target assets and for general corporate purposes.

Underwriting Agreement

On April 25, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, the Operating Partnership and Waterfall Asset Management, LLC and Sandler O’Neill & Partners, L.P., on behalf of each of the underwriters listed therein (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities.

Indenture

The Company issued the Notes under a base indenture, dated August 9, 2017, as supplemented by the second supplemental indenture, dated as of April 27, 2018 (together, the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

The Notes bear interest at a rate of 6.50% per annum, payable quarterly in arrears on January 30, April 30, July 30, and October 30 of each year, beginning on July 30, 2018. The Notes will mature on April 30, 2021, unless earlier redeemed or repurchased.

Prior to April 30, 2019, the Notes will not be redeemable by the Company. The Company may redeem for cash all or any portion of the Notes, at its option, on or after April 30, 2019 and before April 30, 2020 at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. On or after April 30, 2020, the Company may redeem for cash all or any portion of the Notes, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company undergoes a change of control repurchase event, holders may require it to purchase the Notes, in whole or in part, for cash at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, as described in greater detail in the Indenture.

The Notes are the Company’s senior direct unsecured obligations and will not be guaranteed by any of its subsidiaries, except to the extent described in the Indenture upon the occurrence of certain events. The Notes rank equal in right of payment to any of the Company’s existing and future unsecured and unsubordinated indebtedness; effectively junior in right of payment to any of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by the Company) preferred stock, if any, of its subsidiaries.

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the Notes being immediately due and payable.

The Company has applied to list the notes on the New York Stock Exchange and expects trading of the Notes to commence thereon within 30 days after the original issue date.

The foregoing description of the Underwriting Agreement, the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Indenture

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and the form of Note, copies of which are filed or incorporated as Exhibits 1.1, 4.1,4.2 and 4.3 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
1.1

Underwriting Agreement, dated August 3, 2017, by and among Sutherland Asset Management Corporation, Sutherland Partners, L.P., Waterfall Asset Management LLC and the Representative on behalf of the Underwriters.

4.1*

Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on August 9, 2017).

4.2	Second Supplemental Indenture, dated as of April 27, 2018, by and between Sutherland Asset Management Corporation and U.S. Bank National Association, as trustee.
4.3	Form of 6.50% Senior Note (included in Exhibit 4.2).
5.1	Opinion of Clifford Chance US LLP.
8.1	Opinion of Clifford Chance US LLP regarding certain tax matters.
12.1	Statements of Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.2	Consent of Clifford Chance US LLP regarding certain tax matters (included in Exhibit 8.1).

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
Name:	Frederick C. Herbst
Title:	Chief Financial Officer

Dated: April 27, 2018

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